FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Awarded Patent for StriderTM Drill String Oscillation System

VERNAL, UT, February 28, 2017 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or “Company”), a designer and manufacturer of drilling tool technologies, announced today that it has been awarded a critical patent that addresses the unique characteristics and capabilities of its Strider™ technology that is a key component of the Company’s Coiled Tubing Strider (CTS) and Open Hole Strider tools for the oil & gas industry.

The U.S. Patent number 3028.006.US, titled, “Fluid Pulse Valve,” was issued February 13, 2017. This utility patent features broad claims that cover the engineering design of the Strider™ technology.

Troy Meier, Founder and CEO of Superior Drilling Products, noted, “This patent validates our team’s innovative engineering design proficiency and our in depth knowledge of drilling technologies. Our creativity continues to identify opportunities to drive greater drilling efficiencies. This patent is the first issued of several applications that have been filed with the U.S. Patent and Trademark Office and other patent offices around the world for the Strider™ Oscillation System. The January launch of our Coil Tubing Strider introduced this technology and is currently in operation with field service companies that support the completions market. We expect the Open Hole Strider to reach commercialization later in 2017.”

The recently patented drill string oscillation tool is composed of two main parts, a hydraulic channeling chamber (HCC) and a rhythmic pulsation chamber (RPC). The RPC contains a precisely engineered, high speed pulse-valve that systematically restricts flow area. During flow restriction, or “closure”, the ideal amount of fluid is allowed to continue down hole. This controlled hydraulic flow produces an optimal pulse frequency, which is preferred for measurement while drilling (MWD) and bottom hole assembly (BHA) equipment. The low frequency also allows for placement of the StriderTM closer to the bit than typical oscillation tools and it does not require a shock sub.

The Superior Drilling Products, Inc. currently holds 14 utility patents globally with 22 applications pending.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, sells and rents drilling tools.

Superior Drilling Products, Inc. Awarded Patent for the StriderTM Drill String Oscillation System

February 28, 2017

SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM Drill String Oscillation System technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at its website: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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